As filed with the Securities and Exchange Commission on October 15, 2001
                                                                      Reg.No. 33

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                          Post-Effective Amendment No.1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                        IMAGING TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                         33-0021693
(State or other jurisdiction of                        (I.R.S. Employer
incorporation  or  organization)                      identification  No.)

                             15175 Innovation Drive
                           San Diego, California 92128
                                 (858) 613-1300
                    (Address of principal executive offices)
                ________________________________________________

                       ADVISORY AND CONSULTING AGREEMENTS
                              (Full title of plan)
                        ________________________________

                                   Brian Bonar
                                    President
                             15175 Innovation Drive
                               San Diego, CA 92128
                     (Name and address of agent for service)
                                 (858) 613-1300
          (Telephone number, including area code of agent for service)

                                    Copy to:
                              Owen Naccarato, Esq.
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                                 (949) 300-2487


                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
                                        Proposed maximum   Proposed maximum
Title of securities   Amount to be      offering price     Aggregate offering   Amount of
to be registered      Registered        per share (1)      Price                Registration fee (2)
--------------------  ----------------  -----------------  -------------------  ---------------------
Common Stock                 9,182,000                .04  $           367,280  $               92.82
($.005 par value)
--------------------  ----------------  -----------------  -------------------  ---------------------

(1)  Estimated  solely  for the purpose of determining the amount of registration fee and pursuant to
     Rules  457(c)  and 457 (h) of the General Rules and Regulations under the Securities Act of 1993,
     3,750,000 options for consultants based upon the exercise price at $.04 per share.
(2)  Previously  paid  $37.50

                             INTRODUCTORY STATEMENT

     This Amended Registration Statement relates to shares of Imaging Technologies Corporation (the "Common Shares") issuable pursuant to certain advisory and consulting agreements which were previously reported in a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 28, 2001, file number 333-70392. This Amended Registration Statement is being filed to amend one consulting agreement. The total number of Common Shares issuable increase by 5,432,000.

                                     PART II

           INFORMATION REQUIRED IN THE AMENDED REGISTRATION STATEMENT


     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 previously filed by Imaging Technologies Corporation, with the Securities and Exchange Commission on September 28, 2001, file number 333-59922 are incorporated herein by reference and made a part hereof

Item  8.   Exhibits


                                INDEX TO EXHIBITS


   EXHIBIT
   NO.                          DESCRIPTION
   ---                          -----------


   4.1         Advisory and Consulting Agreement, as amended

   5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

   23.1        Consent of Independent  Public  Accountants.

   23.2        Consent of Counsel (included as part of Exhibit 5.1)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on October 15, 2001.

                                        Imaging Technologies Corporation



                                        By  /s/  Brian  Bonar
                                        ----------------------------------------
                                        Brian Bonar, President & Chief Executive
                                        Officer


     Pursuant to the requirements of the Securities Act of 1933, and pursuant to the power of attorney granted the undersigned in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 5, 2001, file number 333-70392, this Amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature              Title                                  Date
---------              -----                                  ----

/s/Brian  Bonar        Chairman of the Board of Directors     October 15, 2001
-----------------      and  Chief  Executive  Officer
Brian  Bonar

                                INDEX TO EXHIBITS


EXHIBIT                                                         SEQUENTIALLY
NO.             DESCRIPTION                                    NUMBERED PAGES
---             -----------                                    --------------


   4.1         Advisory  and  Consulting  Agreement,  as  amended

   5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

   23.1        Consent  of  Independent  Public  Accountants.

   23.2        Consent  of  Counsel  (included  as  part  of  Exhibit  5.1)